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NABORS INDUSTRIES LTD. 2021 Proxy Supplement 1NABORS INDUSTRIES LTD. 2021 Proxy Supplement 1

Nabors at a Glance

We own and operate one of the world's largest onshore oil & gas drilling fleets

Key Facts

- **Founded**: 1952
- **Ticker**: NBR (NYSE)
- **YTD Return:** +60% *as of March 31, 2021*
- **2020 Revenue**: $2.1 billion
- **Headquarters**: Bermuda
- **Countries with Operations:** 20
- **Employees**[1]: ~10,000 (~7,000 international)



Primary Reportable Business Segments[1]

U.S. Drilling	Operates one of the largest land-based drilling rig fleets in the U.S. and offshore rigs in Gulf of Mexico
Canada Drilling	35 land-based drilling rigs marketed, focused on horizontal wells
International Drilling	116 land-based and 15 offshore drilling rigs marketed
Drilling Solutions	Offers specialized drilling technologies, systems and services
Rig Technologies	Manufactures and markets drilling-related equipment

2020 Revenue Mix[2]



U.S. Drilling 33%
Canada Drilling 3%
Rig Technologies 6%
Drilling Solutions 7%
International Drilling 53%

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NABORS

(1) As of December 31, 2020.
(2) Segments exclude other reconciling items.

Global Operations with Complementary Business Lines



Countries with Nabors Operations
Rest of World

Alaska

- 16 rigs
- 19% utilization in 4Q'20
- NDS services
- Rig technology

Canada

- 35 land-based drilling rigs
- Avg. 9 rigs working in 2020
- 12 rigs have bi-fuel capabilities
- NDS services
- Rig technology

U.S. Offshore

- 12 rigs
- 17% utilization in 4Q'20
- NDS services
- Rig technology

U.S. Lower 48

- 186 rigs, including 110 High Spec
- 29% utilization in 4Q'20 (48% for High Spec)
- Rig count increased by ~30% through 4Q'20
- ~15% of operating rigs are running on highline power or bi-fuel
- NDS services
- Rig technology

International

- 116 land-based drilling rigs operating in approximately 14 countries
- 38 working rigs in Saudi Arabia; 50/50 JV with Saudi Aramco
- Total utilization of 47% in 4Q'20
- NDS services
- Rig technology

NABORS
3

Significant Accomplishments in a Challenging Year

- Amid the challenges of 2020, the Board and management team remained highly focused on executing against Nabors' long-term strategy, yielding meaningful results
- The full Board and each Committee were deeply engaged in overseeing and supporting the Company's actions, requiring numerous information sessions to be held throughout the year

Challenges We Faced

- The concurrent collapse in oil demand and challenging operating environment caused by the COVID-19 pandemic
- The oil price shock as a result of the onset of the Russia-Saudi Arabia price war
- Extreme oil market volatility, best exemplified by near-month West Texas Intermediate crude oil briefly falling below $0 per barrel
- An overall dramatic fall-off in oil operations: from mid-March through mid-August, the Lower 48 land rig count declined by 534 rigs, or 70%; From February through October, the international rig count, excluding the United States, declined by 598 rigs, or 45%

What We Accomplished

- Reduced total debt by roughly $365 million (nearly 11%) and net debt by roughly $394 million (nearly 14%)
- Increased full-year daily margin in our U.S. Drilling segment by $699, or nearly 6% and increased full-year daily margin in our International segment by $177, or more than 1%
- Reduced general and administrative plus research and engineering expense by 23%
- Reduced capital spending by 54%
- Amended our revolving credit facility to remove the leverage ratio covenant and give us greater financial flexibility
- Expanded our portfolio of advanced digital technologies with the introductions of our RigCLOUD® platform for digital operations and our SmartDRILL™ automated drilling software
- Improved our enterprise-wide safety record during 2020, setting a new standard, for the Company and our closest competitors, in recordable incident rate
- Deepened our ESG reporting

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Responding to Shareholder Feedback

Over the past year, we reached out to holders of 35% of outstanding shares to hear their feedback; members of our Board and management team engaged with holders of 26% of outstanding shares. The feedback was invaluable and greatly influenced the Compensation Committee's decision-making process

What We Heard	Responsive Action Taken Based on Shareholder Feedback
• **Reduce CEO compensation**	✓ For 2020, CEO base salary was reduced by ~$440K (25%) ✓ For 2020, reduced the TSR Share award by two-thirds, for a grant-date value reduction of $2.2 million ✓ For 2021, reduced the TSR Share award by one-half, for a grant-date value reduction of $2.9 million ✓ When viewed from the "fiscal-year" perspective, CEO total compensation for 2020 reflects a reduction of approximately 35% from 2019 amounts
• **Create further pay for performance alignment**	✓ Reflecting our alignment and consideration of long-term value creation, a significant amount of our CEO's compensation is long term and performance-based. All cash and equity incentive compensation is 100% performance-based
• **Introduce Performance Share Units and enhance overall long-term nature of compensation program**	✓ Introduced performance and time-based Performance Share Units to replace Performance Shares ✓ Deepens executive alignment with shareholders: the number of shares earned depends on the achievement of certain one-year metrics that are pushed down to business units ✓ The underlying shares only vest over three years from the date of grant
• **Address amount of equity awarded**	✓ Introduced a payout cap at 5x the grant date fair value for our CEO's 2021 TSR award ✓ Performance Share Units granted in 2021 vest in cash or shares, at the discretion of the Compensation Committee; in the case of the CEO's Performance Share Units, vesting above target payout is 100% cash
• **Continue inclusion of ESG metrics as part of CEO performance goals**	✓ The Board is proud of its incorporation of ESG goals as a component of the Performance Share Unit incentives, reflecting our continued ESG commitment. In 2020, the CEO's Performance Share Units metrics included a goal to enhance overall Company ESG reporting and improve corporate diversity ✓ The CEO's goals for 2021 also include quantifiable, detailed targets and ESG measures
• **Refresh the Compensation Committee**	✓ We took decisive action to refresh the composition of the Compensation Committee to include two of our shortest-tenured independent directors to provide fresh and diverse perspectives; one of these directors serves as the new Compensation Committee Chair
• **Reduce Director compensation**	✓ Representing our shared commitment, for 2020, non-employee Directors received deferred cash of $180,000 in lieu of a $250,000 annual stock grant ✓ Further, we reduced director's annual cash retainer compensation by 21% on average

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Overview of 2020 CEO Compensation Plan

	Pay Element (Component)	Key Design Features	Objective	2020 Decision
Short-Term	**Base Salary** (Cash)	▪ Aligned with market levels of peers	▪ Reward the skill and expertise our CEO contributes on a day-to-day basis	▪ 25% reduction in CEO base salary for 2020
Short-Term	**Annual Cash Incentive** (Cash)	▪ Threshold-based ▪ 100% focused on adjusted EBITDA ▪ No award earned unless threshold level performance is achieved	▪ Focus on efficient and profitable operations, preservation of shareholder value, improvement in competitive position, and ability to further capitalize on opportunities for growth ▪ Adjusted EBITDA is a primary metric used by analysts for stock evaluation ▪ Furthers alignment by placing significant annual compensation at risk	▪ CEO annual cash incentive awarded following critical role in achieving targets
Long-Term	**TSR Shares** (Equity)	▪ Capped at target if absolute TSR is negative ▪ Based on three-year relative TSR ▪ No shares earned if relative performance is below peer group 25th percentile	▪ Furthers shareholder alignment by tying significant compensation to achievement of strong relative total return performance over a multi-year period	▪ Reduced 2020 TSR award by two-thirds ▪ 2021 TSR award capped at five times grant earnable date fair value ▪ Reduced 2021 TSR award by 50%
Long-Term	**Performance Share Units (Equity)** **New for 2020**	▪ Earned based on achievement of performance goals set at or near grant date ▪ Shares only earned if performance criteria have been achieved ▪ Vests equally over a three-year term subject to continued employment with the Company	▪ Furthers shareholder alignment by tying significant compensation to achievement of strategic objectives critical to long-term growth	▪ Replaces existing Performance Shares ▪ Incorporated ESG-related goals into PSU plan ▪ For 2021, Performance Share Units payable in shares or cash, with all amounts earned by CEO over target payable only in cash

Nabors has continued to evolve its executive compensation in response to macro issues and shareholder feedback

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NABORS

Impact of New Performance Share Units on 2020 Summary Compensation Table

Based on shareholder feedback, Nabors replaced its Performance Shares with Performance Share Units, resulting in a one-time anomaly in the Company's reported compensation

- Unlike Performance Shares, which are backward looking and granted at the end of the performance period, Performance Share Units are forward looking and are granted at the beginning of the applicable performance period
- Due to the timing of this change, which was made following shareholder discussions, both forms of compensation were granted in the same year and must be reported as such, although they were not awarded for the same year
- Because equity compensation is required to be reported in the year it is granted, this creates a "double-up" optics issue within our Summary Compensation Table whereby the figures appear inflated and require this additional context
- Going forward, reporting will reflect only PSUs, which will correct the "double-up" anomaly

2020 Supplemental CEO Summary Compensation Table

Executive Officer	Salary	Stock Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and NDCE	All Other Compensation	Total "Fiscal-Year" Pay
CEO	1,307,115	5,361,842	1,743,000	253,970	1,325,198	9,991,125

2020 Fiscal-Year Based Compensation Overview



Salary
Equity Awards
Performance Awards
All Other Compensation
Change in Pension Value and NDCE
$17,538,345
Grant date value of Performance Shares granted for 2019 performance
$7,547,220
$9,991,125
Summary Compensation Table Comp.
Total "Fiscal-Year" Pay

NDCE: Nonqualified Deferred Compensation Earnings

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NABORS

Compensation Committee's Process for 2020 CEO Pay

- **The Compensation Committee engaged in a year-round, thoughtful process to assess CEO performance in relation to the adjusted business unit targets adopted amid the challenging operating environment**
- **Overall, the Committee met five times in 2020 and took action via unanimous written consent on four other occasions**

January
- The Compensation Committee approved performance goals and metrics for the CEO

March 8
- Russia-Saudi Arabia oil price war begins

March 11
- The WHO declares COVID-19 a pandemic

April 20
- Near-month West Texas Intermediate crude oil falls below $0

June
- Management revised performance metrics for each business unit in order to incentivize employees amid the extraordinary circumstances and broad set of challenges facing the industry and Company

July
- The Compensation Committee reviewed the new targets and determined not to make adjustments to CEO compensation, but to continue to evaluate performance in relation to the targets

Mid-August
- Lower 48 rig count has declined by 534 rigs, down 70% since mid-March

December
- The Compensation Committee ultimately determined that the revised business unit metrics should apply to CEO performance

Q1 2020 | **Q2 2020** | **Q3 2020** | **Q4 2020**

Considering the critical role the CEO had in the meeting of the adjusted business unit targets, as well as other initiatives related to debt reduction over the course of 2020, the Compensation Committee determined to evaluate CEO annual cash incentive and Performance Share Unit awards according to the revised business unit targets

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Impact of Market Conditions on CEO Performance Goals • In light of the significant achievements of the last year and the CEO’s instrumental role in leading each business unit to achieve its targets amid one of the worst downturns in industry history, the Compensation Committee ultimately determined that the revised business unit metrics should apply in evaluating the performance of the CEO • The same process and approach was also conducted for the CFO (for additional details, please see our Proxy Statement) Initial Business Unit Goals and Metrics for CEO Revised Business Unit Goals and Metrics for CEO Incentive Plan Goal (100% adjusted EBITDA) Incentive Plan Goal (100% adjusted EBITDA) Threshold: $574M Threshold: $396M Target: $820M Target: $566M Maximum: $984M Maximum: $679M Performance Share Unit Goals for CEO Performance Share Unit Goals for CEO • Enhance Company ESG goals and reporting and develop • Enhance Company ESG goals and reporting and develop and implement plan to increase diversity (15%) and implement plan to increase diversity (15%) • Achieve at least 10% reduction in net debt (25%) • Achieve at least 10% reduction in net debt (25%) • Implement strategic marketing plan for the Company’s • Implement strategic marketing plan for the Company’s technology, product commercialization and e-marketing technology, product commercialization and e-marketing strategies (15%) strategies (15%) • Achieve NDS adjusted EBITDA run rate of $130M by Q4, • Achieve second-half 2020 adjusted EBITDA for NDS of and increase international NDS adjusted EBITDA by 25% $18.5M (15%) (15%) • Achieve adjusted EBITDA less CAPEX of $420M (30%) • Achieve adjusted EBITDA less CAPEX of $212M (30%) CEO Performance Goal Metric Impacted by Revised Business Unit Metrics 9Impact of Market Conditions on CEO Performance Goals • In light of the significant achievements of the last year and the CEO’s instrumental role in leading each business unit to achieve its targets amid one of the worst downturns in industry history, the Compensation Committee ultimately determined that the revised business unit metrics should apply in evaluating the performance of the CEO • The same process and approach was also conducted for the CFO (for additional details, please see our Proxy Statement) Initial Business Unit Goals and Metrics for CEO Revised Business Unit Goals and Metrics for CEO Incentive Plan Goal (100% adjusted EBITDA) Incentive Plan Goal (100% adjusted EBITDA) Threshold: $574M Threshold: $396M Target: $820M Target: $566M Maximum: $984M Maximum: $679M Performance Share Unit Goals for CEO Performance Share Unit Goals for CEO • Enhance Company ESG goals and reporting and develop • Enhance Company ESG goals and reporting and develop and implement plan to increase diversity (15%) and implement plan to increase diversity (15%) • Achieve at least 10% reduction in net debt (25%) • Achieve at least 10% reduction in net debt (25%) • Implement strategic marketing plan for the Company’s • Implement strategic marketing plan for the Company’s technology, product commercialization and e-marketing technology, product commercialization and e-marketing strategies (15%) strategies (15%) • Achieve NDS adjusted EBITDA run rate of $130M by Q4, • Achieve second-half 2020 adjusted EBITDA for NDS of and increase international NDS adjusted EBITDA by 25% $18.5M (15%) (15%) • Achieve adjusted EBITDA less CAPEX of $420M (30%) • Achieve adjusted EBITDA less CAPEX of $212M (30%) CEO Performance Goal Metric Impacted by Revised Business Unit Metrics 9

Executive Pay is Highly Performance Based

Nabors understands the importance of performance-based pay to align both management and shareholders around sustainable value creation. *Incentive compensation is 100% performance based.*



CEO REPORTED COMPENSATION(1)
92% of CEO Compensation at Risk
11%
8%
81%
CFO REPORTED COMPENSATION(1)
88% of CFO Compensation at Risk
15%
12%
73%
Salary
Equity Awards
Cash Incentive

(1) Excluding reported compensation from the following categories in the Summary Compensation Table for 2020: (a) Change in Pension Value and Nonqualified Deferred Compensation Earnings, and (b) All Other Compensation. Based on fiscal year compensation set forth below and excluding compensation reflected in clauses (a) and (b) of the preceding sentence, 85% of our CEO's compensation and 83% of our CFO's compensation, is performance-based.

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NABORS

Refreshing Our Compensation Committee

The appointment of Tanya Beder as Chair and the addition of Tony Chase in 2020 reflect Nabors' commitment to bring fresh, diverse perspectives to its evolving compensation program



Tanya S. Beder (Chair)

- Chairman and CEO, SBCC Group
- Former CEO, Tribeca Global Management
- Extensive experience with governance best practices, operations and risk management, and finance



Anthony R. Chase

- Chairman and CEO, ChaseSource
- Extensive experience with governance best practices, management and human resources



John P. Kotts

- CEO and owner, Vesco/Cardinal
- Former Director, C&J Energy Services
- Extensive financial experience from banking and investment banking positions

We also believe that Shareholder feedback is paramount to getting executive compensation right. Our Board and Compensation Committee have spent a great deal of time listening to and working on the implementation of shareholder feedback. ***While we are proud of the many changes made to date, we also recognize that for us, this continues to be an iterative process and we are humble enough to know that ongoing work is required.***

— Tanya S. Beder, Compensation Committee Chairman

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Highly Engaged, Diverse and Independent Board



Anthony G. Petrello

Director since 1991
Committees:
Executive **(Chair)**



Tanya S. Beder

Independent Director since 2017
Committees:
Audit;
Compensation **(Chair)**;
Technology & Safety



Anthony R. Chase

Independent Director since 2019
Committees:
Compensation;
ESG;
Risk Oversight **(Chair)**



James R. Crane

Independent Director since 2012
Committees:
Executive;
Technology & Safety **(Chair)**



John P. Kotts

Independent Director since 2013
Committees:
Audit **(Chair)**;
Compensation



Michael C. Linn

Independent Director since 2012
Committees:
ESG **(Chair)**;
Risk Oversight



John Yearwood

Independent Director since 2010
Committees:
Audit; ESG; Executive;
Risk Oversight;
Technology & Safety

Independent Lead Director Role

The Board believes a combined Chairman and CEO and proactive, independent Lead Director best positions Nabors for success.

Independence


14%
86%
Non-Independent
Independent

Diversity


14%
14%
71%
Female
Minority

Tenure


29%
29%
43%
1-5 yrs.
6-10 yrs.
10+ yrs.

Lead Director Responsibilities are Robust

- Highlights include,
  - Develops and approves, together with the Chairman, the agenda for Board meetings;
  - Chairs portions of Board meetings;
  - Provides input and guidance on strategy and growth directly to management in operations; and
  - Together with the ESG Committee Chair, leads the Board's annual self-evaluation
- For a full description of the role and responsibilities, please see our Proxy Statement

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Corporate Governance Best Practices Focus on Strong Governance ✓ Independent Lead Director✓ Significant stock ownership across key executives ✓ Annual director elections✓ Proxy access ✓ Fulsome Board evaluation process✓ Continuing education for directors ✓ Dedicated ESG Committee✓ Shareholder right to call special meetings ✓ Active shareholder engagement program✓ Majority independent Board ✓ Gender, ethnic and cultural diversity among Board and management 13Corporate Governance Best Practices Focus on Strong Governance ✓ Independent Lead Director✓ Significant stock ownership across key executives ✓ Annual director elections✓ Proxy access ✓ Fulsome Board evaluation process✓ Continuing education for directors ✓ Dedicated ESG Committee✓ Shareholder right to call special meetings ✓ Active shareholder engagement program✓ Majority independent Board ✓ Gender, ethnic and cultural diversity among Board and management 13

Best Practices in Compensation Governance What We Do What We Don’t Do No buyout or exchange of underwater options, or ✓ Share ownership policy aligns NEO interests with those repricing of underwater stock options without of shareholders shareholder approval No excise tax gross-ups in connection with a change- ✓ Shareholder engagement program in place with track of-control, and it is our policy not to include any such record of making positive changes in response to tax gross-ups in any future executive officer shareholder feedback agreements ✓ Compensation philosophy aligns pay with financial and operational performance, including a mix of relative and No guaranteed bonuses or uncapped incentives absolute metrics; a significant portion of NEO pay is performance-based or “at risk” Target individual elements of compensation or total ✓ Cap TSR Share award payouts compensation to a certain percentile within a peer group No automatic share replenishment or “evergreen” ✓ Cap severance payments in our executive agreements provisions in our stock incentive plans ✓ Hold an annual Say-on-Pay vote No excessive perquisites ✓ Conduct market referencing of peer group companies, compensation surveys and market data to understand No excessive employee equity grants (2020 burn rate how our aggregate executive compensation compares to was 1.66%) competitive norms ✓ Maintain an independent Compensation Committee ✓ Work with an independent compensation consultant 14Best Practices in Compensation Governance What We Do What We Don’t Do No buyout or exchange of underwater options, or ✓ Share ownership policy aligns NEO interests with those repricing of underwater stock options without of shareholders shareholder approval No excise tax gross-ups in connection with a change- ✓ Shareholder engagement program in place with track of-control, and it is our policy not to include any such record of making positive changes in response to tax gross-ups in any future executive officer shareholder feedback agreements ✓ Compensation philosophy aligns pay with financial and operational performance, including a mix of relative and No guaranteed bonuses or uncapped incentives absolute metrics; a significant portion of NEO pay is performance-based or “at risk” Target individual elements of compensation or total ✓ Cap TSR Share award payouts compensation to a certain percentile within a peer group No automatic share replenishment or “evergreen” ✓ Cap severance payments in our executive agreements provisions in our stock incentive plans ✓ Hold an annual Say-on-Pay vote No excessive perquisites ✓ Conduct market referencing of peer group companies, compensation surveys and market data to understand No excessive employee equity grants (2020 burn rate how our aggregate executive compensation compares to was 1.66%) competitive norms ✓ Maintain an independent Compensation Committee ✓ Work with an independent compensation consultant 14

Expanding Our Ongoing Commitment to ESG ❖ Signed to the Science Based Targets initiative to reduce emissions ❖ Reduce global greenhouse gas (GHG) emissions by 5% in the next year versus 2020 baseline ❖ Steps to reduce rig energy consumption and further our environmental stewardship both in our own operations via spill prevention training and throughout our supply chain ❖ CEO became a signatory to the CEO Action ❖ Commitment to bringing in diverse backgrounds for Diversity & Inclusion pledge and perspectives ❖ Deepening our pipeline of diverse talent, with diverse individuals comprising 42% of identified ❖ Recent Board committee refreshment “high potential performers” ❖ Strong continuing education program for ❖ Continued improvements in safety, with a 9% ❖ CEO became Directors improvement in total recordable incident rate signatory of CEO (TRIR) and 47% improvement in high potential Action for Diversity ❖ Dedicated ESG Committee incidents year-over-year & Inclusion Nabors has adopted GRI and SASB disclosures, furthering our commitment to providing its stakeholders with the information necessary to assess its progress on key ESG goals 15Expanding Our Ongoing Commitment to ESG ❖ Signed to the Science Based Targets initiative to reduce emissions ❖ Reduce global greenhouse gas (GHG) emissions by 5% in the next year versus 2020 baseline ❖ Steps to reduce rig energy consumption and further our environmental stewardship both in our own operations via spill prevention training and throughout our supply chain ❖ CEO became a signatory to the CEO Action ❖ Commitment to bringing in diverse backgrounds for Diversity & Inclusion pledge and perspectives ❖ Deepening our pipeline of diverse talent, with diverse individuals comprising 42% of identified ❖ Recent Board committee refreshment “high potential performers” ❖ Strong continuing education program for ❖ Continued improvements in safety, with a 9% ❖ CEO became Directors improvement in total recordable incident rate signatory of CEO (TRIR) and 47% improvement in high potential Action for Diversity ❖ Dedicated ESG Committee incidents year-over-year & Inclusion Nabors has adopted GRI and SASB disclosures, furthering our commitment to providing its stakeholders with the information necessary to assess its progress on key ESG goals 15